                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF DRILEX INTERNATIONAL INC.

                                                              PERCENTAGE               PERCENTAGE
                                                               OF VOTING               OF VOTING
                                                              SECURITIES               SECURITIES
                                                               OWNED BY                 OWNED BY
                                                                DRILEX                 IMMEDIATE
                                                           INTERNATIONAL INC.            PARENT
                                                           ------------------          ----------
Drilex Systems, Inc. (Texas).............................         100%
  Drilex Systems, S.A. (Venezuela).......................                                 100%
  Drilex Systems Canada Inc. (Canada)...................                                  70%
  Drilex U.K. Limited (United Kingdom)...................                                 100%
    Drilex Overseas Corporation  Limited (Bahamas).......                                 100%
    Drilex Systems Limited (United Kingdom)..............                                 100%
Cobb Directional Drilling Company, L.L.C. (Delaware).....          99%*
Sharewell, Inc. (Delaware)...............................         100%
  Sharewell (Far East) Limited (Hong Kong)...............                                  36%
  Sharewell Horizontal Systems Ltd. (United Kingdom)....                                  100%
  Sharewell Canada, Inc. (Canada)........................                                 100%

 *Drilex Systems, Inc. owns the remaining 1% equity interest in Cobb Directional
  Drilling Company, L.L.C.

**Sharewell Horizontal Systems Ltd. owns 30% of Sharewell (Far East) Limited. An unrelated third party owns the remaining 36%.